Exhibit 10.7

Second Amendment to the 2003 Non-Employee Director Stock Option Plan

a.           The name of the Plan shall be the Dollar Tree, Inc. 2003 Non-Employee Director Stock Option Plan.

b.           Dollar Tree, Inc. shall replace Dollar Tree Stores, Inc. each place where it appears in the Plan.

c.           The first sentence of Section 4.1 is replaced with the following:

This Plan is effective July 1, 2003 (the “Effective Date”) and the shareholders of Dollar Tree Stores, Inc. approved the Plan on June 19, 2003.